Exhibit 99.1
Ensco International plc 6 Chesterfield Gardens London, England W1J 5BQ www.enscointernational.com	News Release

Ensco International Reports Fourth Quarter and Full Year 2009 Results

A Record Year for Safety

U.K. Redomestication Approved by Shareholders

ENSCO 8500 Series® Ultra-deepwater Semisubmersibles Commence Drilling

London, England, 24 February 2010 ... Ensco International plc (NYSE: ESV) reported diluted earnings per share from continuing operations of $1.24 for fourth quarter 2009, compared to $2.14 per share in fourth quarter 2008. Earnings from discontinued operations were $0.22 per share in the fourth quarter, compared to a loss of $0.03 per share a year ago. Diluted earnings per share were $1.46 in fourth quarter 2009, compared to $2.11 per share in fourth quarter 2008. Discontinued operations relate to rigs no longer in the Company's fleet. The Company recognized $38 million of pre-tax income in fourth quarter 2009 related to ENSCO 69, which was reclassified as discontinued operations in second quarter 2009.

Full year 2009 diluted earnings per share from continuing operations were $5.45, compared to $8.04 per share in 2008. Earnings from discontinued operations were $0.03 per share in 2009, compared to a loss of $0.02 per share a year ago. Diluted earnings per share were $5.48 in 2009, compared to $8.02 per share in 2008.

Chairman, President and Chief Executive Officer Dan Rabun stated, "I am very pleased to report several major accomplishments in 2009. Shareholders approved our redomestication to the U.K., two new ENSCO 8500 Series® ultra-deepwater semisubmersibles were delivered from the shipyard and commenced drilling under long-term contracts, and we achieved our best safety record ever. In addition, Ensco recently was ranked #1 in an independent customer satisfaction survey for performance and reliability."

Mr. Rabun added, "In the fourth quarter, earnings grew significantly compared to the third quarter. The increase was driven by higher utilization across the fleet and our growing deepwater segment - which equaled one-quarter of total revenues in the fourth quarter. Looking ahead, we project deepwater segment revenue will continue to grow significantly as more of our new ultra-deepwater semisubmersibles commence drilling for our customers. Growth in our deepwater segment is expected to lessen the impact of declining average day rates in our jackup business - as rates from expiring jackup rig contracts are adjusted to today's lower market rates. Fortunately, market rates for premium jackup rigs have been stabilizing somewhat over the past several months."

Revenues in fourth quarter 2009 declined to $500 million from $605 million a year ago. Total jackup segment revenues decreased $229 million as a result of both lower average day rates and a decline in utilization. The decline was partially offset by a $124 million increase in deepwater segment revenue, which represented 25% of total revenue in fourth quarter 2009.

Total operating expenses in fourth quarter 2009 increased to $279 million from $244 million last year due to several factors. Contract drilling and depreciation expense increased, due to commencement of ENSCO 8500 and ENSCO 8501 operations in 2009, and general and administrative expense was higher, primarily resulting from $8 million of legal and professional fees in fourth quarter 2009 related to the previously announced redomestication to the U.K.

Segment Highlights Deepwater
Deepwater segment revenues grew to $124 million in fourth quarter 2009, from $0.1 million a year ago. Two new ENSCO 8500 Series® rigs commenced operations in 2009: ENSCO 8500 in June and ENSCO 8501 in October. Additionally, ENSCO 7500, which operated during fourth quarter 2009, was mobilizing to Australia during fourth quarter 2008. Revenues related to the mobilization were deferred until drilling commenced in April 2009.

In fourth quarter 2009, the average day rate was $415,000 and utilization was 91%. Comparable figures for the prior year period are not applicable due to revenues being deferred during ENSCO 7500 mobilization. Contract drilling expense was $45 million in fourth quarter 2009, up from $5 million in fourth quarter 2008, primarily due to ENSCO 8500 and ENSCO 8501 commencing operations in 2009 and the deferral of certain expenses for ENSCO 7500 while it was mobilizing to Australia during fourth quarter 2008.
Total Jackup Segments
      Revenues from Ensco's worldwide premium jackup fleet totaled $376 million in fourth quarter 2009, down from $605 million a year ago. The decline largely was due to a twenty-three percentage point decrease in utilization to 72% and a $31,000 decline in the average day rate to $128,000. Contract drilling expense was reduced by 14% year-over-year as personnel and other costs were lowered to address declining utilization.

	Fourth Quarter

								Reconciling
	Deepwater				Total Jackup Segments			Items		Consolidated Total
			%				%					%
	2009	2008	Chng		2009	2008	Chng	2009	2008	2009	2008	Chng
($ in millions)

Revenues	$123.9	$ 0.1	N	M	$375.7	$604.7	(38)	$--	$--	$499.6	$604.8	(17)
Operating expenses
Contract drilling	44.9	4.7	N	M	155.8	180.5	(14)	--	--	200.7	185.2	8
Depreciation	9.7	2.3	N	M	46.0	44.3	4	0.4	0.5	56.1	47.1	19
General and administrative	--	--		--	--	--	--	22.4	12.1	22.4	12.1	85

Operating income (loss)	$ 69.3	$(6.9)	N	M	$173.9	$379.9	(54)	$(22.8)	$(12.6)	$220.4	$360.4	(39)

Strong Financial Position - 31 December 2009 Ensco continues to maintain a strong financial position:
•	$1.1 billion of cash and cash equivalents
•	$350 million fully available revolving credit facility
•	Long-term debt of only $257 million
•	Long-term debt-to-capital ratio of 4%
•	Contract backlog totaling $3.0 billion

Chief Financial Officer Jay Swent commented, "Cash increased to $1.1 billion at year end and our leverage ratio is just 4%. At the same time, our $3 billion ENSCO 8500 Series® newbuild program now has only $1.1 billion of remaining capital commitments, and we expect cash generation from operations will fund the remaining capital expenditures through 2012 when the final rig is delivered."

Ensco will conduct a conference call at 10:00 a.m. Central Time (16:00 GMT) on Thursday, 25 February 2010, to discuss fourth quarter 2009 results. The call will be broadcast live at www.enscointernational.com. Interested parties also may listen to the call by dialing (719) 325-2415 (access code 6947509). We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available by phone for 48 hours after the call by dialing (719) 457-0820 (access code 6947509). A transcript of the call and access to the replay or MP3 download may be found at www.enscointernational.com in the Investors Section.

Ensco will hold its General Meeting of Shareholders on 25 May 2010 at 8:00 a.m. (GMT) in its global headquarters office: 6 Chesterfield Gardens, 3rd Floor, London, England W1J 5BQ. Holders of record of Ensco's American depositary shares on 1 April 2010 are entitled to instruct the depositary for the shares on how to vote Ensco's Class A ordinary shares at the General Meeting.

Ensco International plc (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. With a fleet of ultra-deepwater semisubmersible and premium jackup drilling rigs, Ensco serves customers with high-quality equipment, a well-trained workforce and a strong record of safety and reliability. To learn more about Ensco, please visit our website at www.enscointernational.com. Ensco International plc is registered in England No. 7023598 with offices located at 6 Chesterfield Gardens, London, W1J 5BQ.

Statements contained in this news release that state the Company's or management's intentions, plans, hopes, beliefs, expectations, anticipations, projections, confidence, schedules, or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements about the impact of the December 2009 reorganization of the Company's corporate structure (referred to elsewhere herein as the "redomestication") and our plans, objectives, expectations and intentions with respect thereto and with respect to future operations, including the tax savings or other benefits that we expect to achieve as a result of the redomestication. Forward-looking statements also include statements regarding future operations, growth in our deepwater segment, market conditions, cash generation, the impact of recently contracted premium jackups, contributions from the ultra-deepwater semisubmersible rig fleet expansion program and expense management, industry trends or conditions and the business environment; statements regarding future levels of, or trends in, utilization, day rates, revenues, operating expenses, contract term, contract backlog, capital expenditures, insurance, financing and funding; statements regarding future construction (including construction in progress, sources of funds for ENSCO 8500 Series® remaining capital expenditures, and completion thereof), enhancement, upgrade or repair of rigs and timing thereof; statements regarding future delivery, mobilization, contract commencement, relocation or other movement of rigs and timing thereof; statements regarding future availability or suitability of rigs and the timing thereof, and statements regarding the likely outcome of litigation, legal proceedings, investigations or insurance or other claims and timing thereof.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including: (i) changes in U.S. or non-U.S. laws, including tax laws, that could effectively reduce or eliminate the benefits we expect to achieve from the redomestication, (ii) an ability to realize expected benefits from the redomestication, (iii) costs related to the redomestication and ancillary matters, which could be greater than expected, (iv) industry conditions and competition, including changes in rig supply and demand or new technology, (v) risks associated with the global economy and its impact on capital markets and liquidity, (vi) prices of oil and natural gas and their impact upon future levels of drilling activity and expenditures, (vii) further declines in rig activity, which may cause us to idle or stack additional rigs, (viii) excess rig availability or supply resulting from delivery of newbuild drilling rigs, (ix) concentration of our rig fleet in premium jackups, (x) cyclical nature of the industry, (xi) worldwide expenditures for oil and natural gas drilling, (xii) the ultimate resolution of the ENSCO 69 situation in general and the potential return of the rig or package policy political risk insurance recovery in particular, (xiii) changes in the timing of revenue recognition resulting from the deferral of certain revenues for mobilization of our drilling rigs, time waiting on weather or time in shipyards, which are recognized over the contract term upon commencement of drilling operations, (xiv) operational risks, including excessive unplanned downtime due to rig or equipment breakdown, damage or repair in general and hazards created by severe storms and hurricanes in particular, (xv) risks associated with offshore rig operations or rig relocations, (xvi) renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (xvii) inability to collect receivables, (xviii) changes in the dates new contracts actually commence, (xix) changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service, (xx) risks inherent to shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single shipyard in Singapore, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, including the cost and time required to repair damage to ENSCO 8502 caused by an engine room fire on 11 February 2010, (xxi) availability of transport vessels to relocate rigs, (xxii) environmental or other liabilities, risks or losses, whether related to hurricane damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future and are not covered by insurance or indemnity in whole or in part, (xxiii) limited availability or high cost of insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris, (xxiv) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xxv) impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation, as well as repeal or modification of same, (xxvi) our ability to attract and retain skilled personnel, (xxvii) governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets, (xxviii) terrorism or military action impacting our operations, assets or financial performance, (xxix) outcome of litigation, legal proceedings, investigations, or insurance or other claims, (xxx) adverse changes in foreign currency exchange rates, including their impact on the fair value measurement of our derivative instruments, (xxxi) potential long-lived asset or goodwill impairments, (xxxii) potential reduction in fair value of our auction rate securities, and auction rate securities, and (xxxiii) other risks as described from time to time as Risk Factors and otherwise in the Company's SEC filings.

Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to our website at www.enscointernational.com. All information in this news release is as of today. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

Contact: Sean O'Neill Vice President - Investor Relations (214) 397-3011

ENSCO INTERNATIONAL PLC AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

OPERATING REVENUES	$499.6	$604.8	$1,945.9	$2,393.6

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	200.7	185.2	725.5	752.0
Depreciation	56.1	47.1	205.9	186.5
General and administrative	22.4	12.1	64.0	53.8

	279.2	244.4	995.4	992.3

OPERATING INCOME	220.4	360.4	950.5	1,401.3

OTHER INCOME (EXPENSE), NET	2.6	(9.0)	8.8	(4.2)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	223.0	351.4	959.3	1,397.1

PROVISION FOR INCOME TAXES	44.6	45.3	178.4	237.3

INCOME FROM CONTINUING OPERATIONS	178.4	306.1	780.9	1,159.8

DISCONTINUED OPERATIONS, NET	31.8	(4.7)	3.6	(3.1)

NET INCOME	210.2	301.4	784.5	1,156.7

NONCONTROLLING INTERESTS	(1.5)	(1.6)	(5.1)	(5.9)

NET INCOME ATTRIBUTABLE TO ENSCO	$208.7	$299.8	$ 779.4	$1,150.8

EARNINGS (LOSS) PER SHARE - BASIC
Continuing operations	$ 1.24	$ 2.15	$ 5.45	$ 8.06
Discontinued operations	0.22	(0.03)	0.03	(0.02)

	$ 1.46	$ 2.12	$ 5.48	$ 8.04

EARNINGS (LOSS) PER SHARE - DILUTED
Continuing operations	$ 1.24	$ 2.14	$ 5.45	$ 8.04
Discontinued operations	0.22	(0.03)	0.03	(0.02)

	$ 1.46	$ 2.11	$ 5.48	$ 8.02

NET INCOME ATTRIBUTABLE TO ENSCO SHARES - BASIC AND DILUTED	$206.0	$296.1	$ 769.7	$1,138.2

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	140.7	140.0	140.4	141.6
Diluted	140.7	140.1	140.5	141.9

ENSCO INTERNATIONAL PLC AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In millions)

	December 31,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,141.4	$789.6
Accounts receivable, net	324.6	482.7
Other	186.8	128.6

Total current assets	1,652.8	1,400.9

PROPERTY AND EQUIPMENT, NET	4,477.3	3,871.3

GOODWILL	336.2	336.2

LONG-TERM INVESTMENTS	60.5	64.2

OTHER ASSETS, NET	220.4	157.5

	$6,747.2	$5,830.1

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities and other	$467.7	$410.7
Current maturities of long-term debt	17.2	17.2

Total current liabilities	484.9	427.9

LONG-TERM DEBT	257.2	274.3

DEFERRED INCOME TAXES	377.3	340.5

OTHER LIABILITIES	120.7	103.8

TOTAL EQUITY	5,507.1	4,683.6

	$6,747.2	$5,830.1

ENSCO INTERNATIONAL PLC AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions)

	Twelve Months Ended
	December 31,
	2009	2008
OPERATING ACTIVITIES
Net income	$784.5	$1,156.7
Adjustments to reconcile net income to net cash provided
by operating activities of continuing operations:
Depreciation expense	205.9	186.5
Other	83.5	73.6
Changes in operating assets and liabilities	147.8	(291.4)

Net cash provided by operating activities of continuing operations	1,221.7	1,125.4

INVESTING ACTIVITIES
Additions to property and equipment	(861.3)	(771.9)
Other	7.6	50.3

Net cash used in investing activities	(853.7)	(721.6)

FINANCING ACTIVITIES
Reduction of long-term borrowings	(17.2)	(19.0)
Cash dividends paid	(14.2)	(14.3)
Proceeds from exercise of share options	9.6	27.3
Repurchase of shares	(6.5)	(259.7)
Other	(5.9)	1.5

Net cash used in financing activities	(34.2)	(264.2)

Effect of exchange rate changes on cash and cash equivalents	0.5	(15.0)

Net cash provided by operating activities of discontinued operations	17.5	35.5

INCREASE IN CASH AND CASH EQUIVALENTS	351.8	160.1

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	789.6	629.5

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,141.4	$789.6

ENSCO INTERNATIONAL PLC AND SUBSIDIARIES OPERATING STATISTICS (Unaudited)

			Third
	Fourth Quarter		Quarter
	2009	2008	2009

Utilization(1)

Deepwater	91%	100%	64%

Asia Pacific	79%	94%	62%
Europe and Africa	60%	94%	63%
North and South America	73%	98%	57%

Total Jackups	72%	95%	61%

Total	74%	95%	61%

Average day rates(2)

Deepwater	$415,045	n/a	$387,407

Asia Pacific	126,090	$159,051	141,945
Europe and Africa	159,080	227,679	175,861
North and South America	111,248	109,431	132,962

Total Jackups	128,002	159,320	147,655

Total	$151,049	$159,320	$159,067

(1)	Rig utilization is derived by dividing the number of days under contract, including days associated with compensated mobilizations, by the number of days in the period.
(2)	Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues and lump sum revenues, by the aggregate number of contract days, adjusted to exclude contract days associated with certain mobilizations, demobilizations, shipyard contracts and standby contracts.